Exhibit 10.1
TENTH AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP OF
RED LION HOTELS LIMITED PARTNERSHIP,
a Delaware Limited Partnership
      THIS TENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP (the “Amendment”) is entered into effective as of February 15, 2006 by and among Red Lion Hotels Corporation (formerly known as Cavanaughs Hospitality Corporation), a Washington corporation (“RLH”) and Richard L. Barbieri and Cara Lyn Tangen, husband and wife (collectively, “Holder”).
      A.      RLH, as General Partner, and North River Drive Company, a Washington corporation, as Limited Partner, formed a Delaware Limited Partnership named Cavanaughs Hospitality Limited Partnership (the “Partnership”) pursuant to the terms of an Amended and Restated Agreement of Limited Partnership, dated as of November 1, 1997 (as amended by this and prior Amendments referred to hereafter as the “Partnership Agreement”). The Partnership was renamed Red Lion Hotels Limited Partnership by the Eighth Amendment to the Partnership Agreement.
      B.      RLH completed on April 8, 1998 the initial public offering of RLH Shares under the terms of which 5,962,250 shares have been issued (consisting of 5,175,000 share basic offering, 776,250 share over-allotment, and 11,000 share restricted stock grant all as described in the prospectus of the initial public offering), has periodically issued or redeemed RLH Shares thereafter as provided by the Partnership Agreement, and has contributed the proceeds thereof to the Partnership for the corresponding adjustment in the number of Partnership Units held by RLH as a Limited Partner Interest.
      C.      Holder currently holds 8,154 Partnership Units.
      D.      Holder has exercised its Redemption Right under the Partnership Agreement by delivering to RLH, effective on February 1, 2006, that Notice of Redemption which is attached to and incorporated into this Tenth Amendment by this reference as Exhibit A for the redemption of 8,154 Partnership Units. Holder and RLH have agreed that the Specified Redemption Date shall be February 15, 2006.
      E.      RLH has exercised its rights under the Partnership Agreement to satisfy all of the Redemption Right exercised by Holder by electing to acquire all of the 8,154 Partnership Units from Holder for the RLH Shares Amount.
      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
      1.      Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Partnership Agreement.
      2.      Agreement to be Bound. RLH and Holder are each bound by prior signature to each of the terms, covenants and conditions of the Partnership Agreement.

      3.      Transfer of Holder Ownership Rights as to Partnership Units. Holder conveys and transfers to RLH the ownership of 8,154 Partnership Units effective as of February 15, 2006 and hereby represents, warrants and certifies, that Holder (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity; (b) has the full right, power and authority to redeem and transfer such Partnership Units as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and transfer.
      4.      Acquisition by RLH of Ownership Rights as to Partnership Units. RLH acquires as a Limited Partner 8,154 Partnership Units formerly owned by Holder effective as of February 15, 2006.
      5.      Percentage Interests. After giving effect to the redemption and transfer by Holder of ownership rights and acquisition by RLH of ownership rights as described in this Tenth Amendment, the Percentage Interests of the Partners are as set forth on Exhibit B hereto, subject to change as described in the Partnership Agreement.
      6.      Scope of Amendment. Except as expressly modified or amended by this Amendment, the Partnership Agreement shall remain in full force and effect and be binding on the parties in accordance with its terms. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns.
IN WITNESS WHEREOF, RLH and Holder have executed this Amendment as of the date first above written.
GENERAL PARTNER AND INCOMING LIMITED PARTNER:
Red Lion Hotels Corporation, a Washington corporation

By:	/s/ Arthur M. Coffey Arthur M. Coffey, President and CEO
REDEEMING PARTNER:
/s/ Richard L. Barbieri
Richard L. Barbieri
/s/ Cara Lyn Tangen
Cara Lyn Tangen

EXHIBIT A
NOTICE OF REDEMPTION
The undersigned hereby irrevocably (i) redeems      All     Partnership Units in Red Lion Hotels Limited Partnership, formerly known as Cavanaughs Hospitality Limited Partnership, in accordance with the terms of the Limited Partnership Agreement of Red Lion Hotels Limited Partnership, formerly known as Cavanaughs Hospitality Limited Partnership, and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or CHC Shares (now known as RLH Shares) Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the addresses specified below, and if CHC Shares (now known as RLH Shares) are to be delivered, such CHC Shares (now known as RLH Shares) be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants and certifies, that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.
Dated: 2/1/2006

Name of Limited Partner:	/s/ Richard Barbieri /s/ Cara Lyn Tangen

Signature Guaranteed by:	/s/ Lori White
If CHC Shares now known as RLH Shares) are to be issued, issue to:
Name: Richard Barbieri and Cara Lyn Tangen
Please insert social security or identifying number:

EXHIBIT B
PERCENTAGE INTEREST OF PARTNERS

		Percentage
	Partnership Units	Interests
General Partner:

Red Lion Hotels Corporation as General Partner	70,842.51	0.53368%

Limited Partners:

Red Lion Hotels Corporation as Limited Partner	12,836,581.00	96.70301%

North River Drive Company	70,842.51	0.53368%

Red Lion Hotels Corporation as O P unit Holder (acquired from Dunson prior to 2006)	9,804.00	0.07386%

Red Lion Hotels Corporation as O P unit Holder (acquired from Dunson on February 2, 2006)	135,343.76	1.01960%

Red Lion Hotels Corporation as OP Unit Holder (acquired from Richard L. Barbieri and Cara Lyn Tangen, husband and wife, on February 15, 2006)	8,154.00	0.06143%

Donald K. Barbieri	22,418.50	0.16889%

Heather M. Barbieri	22,418.50	0.16889%

Thomas M. Barbieri and Eileen Barbieri, Husband and wife	32,608.00	0.24565%

Barbieri Family Foundation, Inc.	65,218.00	0.49131%

Total	13,274,230.78	100.0%